================================================================================

THE LAW OFFICES OF
CRAIG J. SHABER                                       2043 North Marshall Avenue
ATTORNEY AND COUNSELOR AT LAW                         El Cajon, California 92020
A PROFESSIONAL CORPORATION                            Telephone: (619) 258-8065
                                                      Facsimile: (619) 449-9277
                                                      shabercj@aol.com

December 20, 2004

Mr. Brian McKay, President
Stonechurch, Inc.
203 Bannerman Street N.
Box 219
Porcupine, ONT, CANADA P0N 1C0

Re:       Legal Opinion Pursuant to SEC Form SB-2
          Registration Statement - Stonechurch, Inc.

Dear Mr. McKay:

           At your request, I am rendering this opinion in connection with a proposed sale by 27 individual shareholders (the "Selling Shareholders"), of Stonechurch, Inc. (the "Company") of up to 2,583,000 shares of common stock, $0.001 par value (the "Common Stock"). The Selling Shareholders are identified in the Registration Statement on Form SB-2.

         I have examined instruments, documents and records, which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. I have done so in light of Nevada law, including without limitation, the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination and the applicable laws of the State of Nevada, I am of the opinion that 2,583,000 shares of Common Stock to be sold by the Selling Shareholders are, as of the date hereof, duly authorized shares of Common Stock, which have been legally issued, fully paid and non-assessable.

Very truly yours,

/s/ Craig J. Shaber

CRAIG J. SHABER, ESQ.